UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
September 1, 2005
Date of Report (Date of earliest event reported)
TFM, S.A. de C.V.
and
Grupo Transportación Ferroviaria
Mexicana, S.A. de C.V.
(Exact Name of Registrant as specified in its charter)

Mexico (State or Other Jurisdiction of Incorporation)	333-08322 333-08322-01 (Commission File Number)	N/A (IRS Employer Identification No.)
Av. Periférico Sur No. 4829, 4to Piso
Col. Parques del Pedregal
14010 México, D.F.
México
(Address of Principal Executive Offices)
+ (5255) 5447-5810
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On September 1, 2005, TFM, S.A. de C.V. (TFM) appointed Jose Francisco Cuevas Feliu as chief financial officer of TFM. Cuevas will replace Paul J. Weyandt who served as acting chief financial officer since April 1, 2005. Mr. Cuevas will also serve as the chief financial officer of Grupo Transportación Ferroviaria Mexicana, S.A. de C.V. (Grupo TFM). For Further information see the press release dated September 1, 2005 attached hereto as Exhibit 99.1
During his long and distinguished professional career, Francisco Cuevas has worked in renowned accounting firms and consultancies. He joins TFM after serving as chief financial officer in Mexico ´s most important airline, Aeromexico. He has also held senior positions in Cintra, Aerovias de Mexico, Aeroexpress and Industrial Peñoles. Cuevas holds a bachelor of arts in Accounting from La Salle University and has postgraduate studies in business administration from the Panamerican Institute of Higher Business Leadership (IPADE).
TFM and Grupo TFM confirm, as required under the Securities Exchange Act of 1934, the following:
a) There is no family relationship between Mr. Cuevas and any director or executive officer of TFM or Grupo TFM. b) There was no arrangement or understanding between Mr. Cuevas and any other person pursuant to which he was appointed as chief financial officer of TFM and Grupo TFM. c) There are no transactions between Mr. Cuevas and TFM or Grupo TFM that would require disclosure under Item 404(a) of Regulation S-K.
Item 9.01
(c) Exchibits
Exhibits No. Document
(99) Additional Exhibits
99.1 Press Release dated September 1, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFM, S.A. de C.V. and Grupo Transportación Ferroviaria Mexicana, S.A. de C.V.
Date: September 5, 2005	By:	/s/ F. Javier Rión
		Name:	F. Javier Rión
		Title:	Chief Executive Officer

Exhibit Index

Exhibit	Description

99.1	Press release dated September 1, 2005